Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-2611119-01) of Kite Realty Group, L.P. and subsidiaries and in the related Prospectus of our report dated February 20, 2020, with respect to the consolidated financial statements and schedule of Kite Realty Group, L.P. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2021.
/s/ Ernst & Young LLP
Indianapolis, Indiana
February 28, 2022